UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 22, 2016 (March 22, 2016)

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX  75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure

Walmart recently announced that it plans to build a dairy processing plant in Indiana. We currently estimate that the impact of this decision may result in the loss of approximately 100 million gallons of very low-margin private-label fluid milk volume beginning in late 2017. Given the ample lead time we have to respond to this development, we do not expect this will have a material impact on our financial results. We do not believe that Walmart’s announcement will impact our sales to the potentially affected stores of our national brands, DairyPure® and TruMoo®, or sales of our other non-fluid milk products.

We’ve been talking for the last several quarters about our increased focus on building and buying brands. We have been actively working to change the mix of our business to increase the focus on branded products, and will continue with those efforts. We are very confident in the strength of our brands and their ability to compete on a national scale.

“It’s disappointing to learn of any potential loss of business, but we remain confident in our future and the strategic plan we recently put in place. We understand the fresh dairy space better than anyone and have proven that we can manage change and will navigate this development with the same determination as we have in the past. With more than a year advance notice and the low-margin nature of the potential lost private-label milk volume, we expect to govern our business such that this will result in very little impact to our financials” said Gregg Tanner, Chief Executive Officer.

The statements made in this Form 8-K regarding the expected impact of, and our plans to respond to, Walmart’s recent announcement and our strategy to increase our focus on brands are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in this Form 8-K. Forward-looking statements are based on a number of assumptions. Actual results could be materially different than projected or expected if those assumptions are erroneous. The cost and supply of commodities and other raw materials are determined by market forces over which the Company has limited or no control. Customers may make changes in their plans over which we have no control.  Sales, operating income, net income, debt covenant compliance, financial performance and adjusted earnings per share can vary based on a variety of economic, governmental and competitive factors, which are identified in the Company’s filings with the Securities and Exchange Commission. The Company’s ability to profit from its branding initiatives depends on a number of factors including consumer acceptance of its products.  All forward-looking statements in this Form 8-K speak only as of the date of this Form 8-K. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in our expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2016	DEAN FOODS COMPANY

	By:	/s/ Kristy N. Waterman
Kristy N. Waterman
Vice President, Chief Counsel — Corporate & Securities and Deputy Corporate Secretary